NEWS RELEASE

Lexaria Enters Joint Venture with Enertopia Corp in Medical Marihuana Industry

Kelowna, BC—March 5, 2014 - Lexaria Corp. (LXRP-OTCQB) (LXX-CSE) (the "Company" or "Lexaria") reports that its board of directors has decided to make a strategic entry into the medical marihuana business by way of an important Joint Venture with Enertopia Corp. (TOP-CSE, ENRT-OTCQB) Robert McAllister, CEO and Chair of Enertopia Corp, has also agreed to join the Advisory Board of Lexaria Corp, in order to evaluate and negotiate marijuana acquisitions and joint ventures.

Under the terms of the Agreement, Lexaria Corp has agreed to pay Enertopia 1 million restricted common shares in return for Enertopia’s participation. Lexaria has also agreed to pay 500,000 restricted common shares to Mr. McAllister in return for his participation on the Lexaria Adisory Board. Following the issuance of these shares, Lexaria will have a total of 18,431,452 shares issued and outstanding, and 21,256,452 shares fully diluted.

“The regulated marihuana industry is attracting large capital flows as investors throughout North America are recognizing this rare opportunity to participate financially in the early days of a brand new industry sector,” commented Lexaria President, Chris Bunka. “Although Lexaria has devoted its history exclusively to the oil & gas industry, we have an obligation to shareholders to concentrate on increasing shareholder value, and we believe there is no greater opportunity to achieve this today other than through participation within the regulated marijuana sector.”

Robert McAllister, President of Enertopia, said “Enertopia is pleased to welcome Lexaria as its strategic partner in the fast-moving medical marihuana sector. The two companies working together should be able to close on larger marihuana projects that might be out of reach of a smaller company.”

Lexaria will not participate in Enertopia’s pre-existing medical marihuana operations. Instead, Lexaria expects to utilize Enertopia’s position as a recognized leader in the industry, to enter new agreements that are accretive to both Enertopia and Lexaria.

Lexaria and Enertopia will share a reciprocal Right Of First Refusal so that each company may benefit from exposure to project opportunities sourced by the other company.

Health Canada approved producers under the new Medical for Marihuana Regulations Purposes (MMRP) will also be allowed to export to other countries in the world. The new MMRP program is scheduled to be fully in effect on April 1, 2014. Health Canada projects greater than 55% per annum growth in each of the next nine years in the number of licensed customers to a projected total of more than 430,000 by 2024. In 2002, there were only 477 authorized patients in Canada.

To illustrate the inherent demand, Health Canada has published actual use data from calendar year 2012. In January 2012 there were 13,781 persons across Canada authorized to possess medical marihuana. By December of 2012 that had increased to 28,115 persons: an increase of more than 100% in a single year.

Metrics that interested parties can use to roughly gauge the scope of the industry are that an average patient might use a minimum of 1 gram per day which is 365 grams or 0.8 pounds per year. At an expected price of $7.60 per gram, this equates to potential revenue per patient of $2,774 per year.

Another metric used by existing licensed growers of medical marihuana is that each square foot of active growing space will yield in excess of $1,000 per year, in gross revenue, assuming of course that all production that is grown is in fact sold to authorized persons.

Lexaria is actively investigating opportunities in this exciting sector and expects to have additional developments to report in the weeks to come.

Lexaria Corp continues to own valuable oil and gas assets at Belmont Lake, Mississippi that produce monthly revenue, and will seek to maximize the value of those assets through all means possible in the months ahead. The Belmont Lake oilfield remains an important cash flow-generating asset.

As of October 31, 2013, the most recent independent reserve report prepared by Veazey & Associates, LLC estimated all future cash flows due to Lexaria from Belmont Lake at $5,985,869 (NET, Discounted at 10% per annum) for Proved Reserves; and an additional $805,399 (NET, Discounted at 10% per annum) for Possible Undeveloped Reserves.

About Lexaria

Lexaria’s shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that road or site conditions will be favorable for field work; no assurance that well treatments or workovers will have any effect on oil or gas production; no assurance that oil field interconnections will have any measurable impact on oil or gas production or on field operations, and no assurance that any expected new well(s) will be drilled or have any impact on the Company. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions including but not limited to surface flooding can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the Belmont Lake oilfield cashflows will continue. There is no assurance that the joint venture with Enertopia will produce any meaningful business opportunities to Lexaria.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.